Exhibit 23.2

March 4, 2005

Stillwater Mining Company
1321 Discovery Drive
Billings, MT 59102

Re: Consent for Reference in Form 10-K Filing

Gentlemen:

Behre Dolbear & Company (USA), Inc. herein provides its consent for reference to our company in regards to work performed for Stillwater Mining Company in Stillwater Mining Company’s filing of its Form 10K with the U.S. Securities and Exchange Commission. Please contact us if you require further assistance.

Sincerely,
BEHRE DOLBEAR & COMPANY (USA), INC.

Donald K. Cooper
President
DKC/dma